QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
interWAVE Communications International, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
Amount Previously Paid:
Form, Schedule or Registration Statement No.:
Filing Party:
Date Filed:
Notes:

interWAVE COMMUNICATIONS INTERNATIONAL, LTD.
Clarendon House, 2 Church Street
Hamilton, HM DX, Bermuda

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held December 6, 2002

To the Shareholders:

        The Annual Meeting of Shareholders (the "Annual Meeting") of interWAVE Communications International, Ltd. (the "Company") will be held at The Commons, 302 Constitution Drive, Menlo Park, California 94025, on Friday, December 6, 2002, at 10:00 a.m. local time for the following purposes:

  1.
  To elect two Class III directors of the Board of Directors to serve until the 2005 Annual Meeting or until their successors have been duly elected and qualified;

  2.
  To approve an increase in the authorized capital of the Company by the creation of one hundred million (100,000,000) additional common shares of par value US$0.001 each and to approve consequential amendments to the Bye-laws of the Company increasing the authorized number of common shares from the present one hundred million (100,000,000) to two hundred million (200,000,000) shares;

  3.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003;

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the attached Proxy Statement.

        Only shareholders of record at the close of business on October 10, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the office of the Company's subsidiary, interWAVE Communications, Inc. at 312 Constitution Drive, Menlo Park, California 94025, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Priscilla M. Lu, Ph.D. Chairman of the Board and Chief Executive Officer

Menlo Park, California
October 28, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

interWAVE COMMUNICATIONS INTERNATIONAL, LTD.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of interWAVE Communications International, Ltd., a Bermuda corporation (the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Commons, 302 Constitution Drive, Menlo Park, California, on Friday, December 6, 2002, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about October 28, 2002.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        The Company's Common Shares are the only type of security entitled to vote at the Annual Meeting. On October 10, 2002, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were approximately 68,179,998 common shares outstanding. Each shareholder of record on October 10, 2002 is entitled to one vote for each common share held by such shareholder on October 10, 2002. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

        The Company's bye-laws provide that the holders of a majority of the Company's common shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Voting

        Shareholders may vote by written proxy or in person at the meeting. Specific instructions to be followed by any shareholder interested in voting via mail are set forth on the enclosed proxy card.

Votes Required

        Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal 2.    Approval of the increase in the authorized capital of the Company by the creation of one hundred million (100,000,000) additional common shares of par value US$0.001 each and approval of consequential amendments to the Bye-laws of the Company increasing the authorized number of common shares from the present one hundred million (100,000,000) to two hundred million (200,000,000) shares, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

        Proposal 3.    Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

        Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors as set forth in Proposal 1, FOR the increase in the authorized capital by the creation of one hundred million (100,000,000) additional common shares of par value US$0.001 each and to approve consequential amendments to the Bye-laws of the Company, increasing the number of authorized shares from the present one hundred million (100,000,000) shares to two hundred million (200,000,000) shares as set forth in Proposal 2, FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003 as set forth in Proposal 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at the Company's request, a professional proxy solicitation firm, for which the Company estimates that it would pay fees not to exceed an aggregate of $20,000. No additional compensation will be paid to directors, officers or employees for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of September 30, 2002, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the Annual Meeting in 2005 or until their successors have been duly elected and qualified.

Nominees	Age	Principal Occupation
Dr. Priscilla M. Lu (1)	50	Chairman and Chief Executive Officer, interWAVE Communications International, Ltd.
Mario Rosati (2)	56	Member, Wilson Sonsini Goodrich & Rosati

(1)
Dr. Priscilla M. Lu founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board from our inception and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu serves on the Dean's Advisory Board of California State University San Francisco and the Dean's Advisory Board of the School of Engineering of Northwestern University. Dr. Lu holds numerous patents in telecommunications and networking. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

(2)
Mario Rosati has been a director since May 2002. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, Sanmina-SCI Corporation, an electronics contract manufacturer, Symyx Technologies, Inc., a combinatorial materials science company, The Management Network Group, Inc., a management consulting firm focused on the telecommunications industry, and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies. He is also a director of a number of privately-held companies.

        Other Board Members whose terms continue beyond the 2002 annual meeting:

Director's Whose Terms Continue	Age	Principal Occupation
Dr. Nien Dak Sze (1)	55	Chairman, AER, Inc.
William E. Gibson (2)	62	Managing Partner, Crossroads Venture Capital LLC
Dr. Andrew C. Wang (1)(2)	65	Chairman, Industrial Technology Investment Corporation
Thomas R. Gibian (2)	49	Managing Director, Emerging Markets Partnership AIG

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

Until the annual meeting in 2003:

        Thomas R. Gibian has served as a director of our company since May 2000. Mr. Gibian has been a Managing Director for Emerging Markets Partnership (EMP) and Chief Operating Officer for the American International Group (AIG) African Infrastructure Fund since 1995. From 1987 to 1995, Mr. Gibian was employed by Goldman Sachs Limited as an Executive Director and co-head of structured finance for the Asia-Pacific Region. Mr. Gibian is a director of Ashanti Goldfields Ltd. (NYSE: ASL). He holds a B.A. from the College of Wooster in Wooster, Ohio, and an M.B.A. from the Wharton School of Finance, University of Pennsylvania.

        Dr. Andrew C. Wang has served as a director of our company since 1994. Dr. Wang has been Chairman of Industrial Technology Investment Corporation, a venture capital firm, since 1989. Dr. Wang was Chairman of Taiwan Mask Corporation, a semiconductor manufacturer, from 1989 to 2000. From 1992 to 1997, Dr. Wang was President and Chief Executive Officer of Optical Microwave Network, Inc., a microwave component company. From 1994 to 1997, Dr. Wang was Chairman and Chief Executive Officer of Mobile Telesystems, Inc., a satellite communications company. Dr. Wang holds a B.S. in Electrical Engineering from the National Taiwan University, a M.S. in Electrical Engineering from the University of California, Berkeley, and a Ph.D. in Electrical Engineering from Stanford University.

Until the annual meeting in 2004:

        Mr. William E. Gibson has served as a director of our company since June 2001. Mr. Gibson is currently Managing Partner of Crossroads Venture Capital LLC. Mr. Gibson was a co-founder of Wireless, Inc. ("Wireless") and served as Chairman of the Board of Directors of Wireless since its inception in May 1997 until its acquisition by interWAVE in June 2001. Prior to October 1999, Mr. Gibson also served as the President and Chief Executive Officer of Wireless. Mr. Gibson is the founder and has served as Managing Member of Crossroads Venture Capital LLC, a private equity fund, since its inception in October 1996 and serves as Managing Partner of several private equity funds of which Crossroads Venture Capital LLC is the General Partner. Since June 1995, Mr. Gibson has served as President and Chief Executive Officer of Pu'u'ala Corporation, a certified organic farm and ranch located in Hawaii. Mr. Gibson was a founder of Digital Microwave Corporation, a manufacturer of high-frequency digital microwave radios, and served as its President and Chief Executive Officer from 1984 through 1991 and as President of DMC Telecom International from August 1991 until June 1995. Previously, Mr. Gibson held various management positions at the Farinon division of Harris Corporation, a manufacturer of digital microwave radios, including Vice President and General Manager. He also serves on the Board of Directors of Mobicom Corporation, a designer of GSM cellular telephone handsets, Momentum Laser, Inc., a manufacturer of laser-based construction tools and Oncologic, Inc., a biotechnology company focusing on the development of a cancer detection and therapy process. Mr. Gibson holds a M.B.A. and a B.S. in Engineering from the College of Notre Dame.

        Dr. Nien Dak Sze has served as a director of our company since May 2001. Dr. Sze is currently chairman of Atmospheric and Environmental Research Inc. ("AER"), a company he founded in 1977. AER is a leading research and consulting firm specializing in atmospheric, space and environmental science and technology. Since 1999, Dr. Sze has been project manager and coordinator of Project 2022, a major regional study on Hong Kong/Pearl River Delta's environment, infrastructures and urban planning aimed at enhancing the region's competitive advantages. From 1997 to 2000, Dr. Sze was a board member on Atmospheric Sciences and Climate for the US National Academy of Sciences and US National Research Council. From 1995 to 1998, Dr. Sze was a Science and Technical Advisor of the State Environmental Protection Agency of the People's Republic of China. Dr. Sze holds a Ph.D. in Applied Mathematics from Harvard University and a B.S. in Engineering Sciences from Purdue University.

Board of Directors Meetings and Committees

        During the fiscal year ended June 30, 2002, the Board of Directors held 12 meetings and acted twice by written consent in lieu of a meeting. For the fiscal year, each of the Company's present directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

        The Audit Committee was created in December 1998. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, pre-approval of any non-audit services provided, receiving and reviewing accounting-related complaints and concerns by whistleblowers, engaging independent counsel and advisors as it deems necessary, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Dr. Andrew C. Wang, Thomas R. Gibian and William E. Gibson. During the fiscal year ended June 30, 2002, the Audit Committee of the Board of Directors held 4 meetings.

        The Compensation Committee was created in June 1996. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and approves option grants to all employees under the 1994 and 1999 Stock Option Plans and the 2001 Supplemental Stock Option Plan. The members of the Compensation Committee are Dr. Wang and Dr. Sze. During the fiscal year ended June 30, 2002, the Compensation Committee of the Board of Directors held 8 meetings.

Compensation of Directors

        Directors of the Company receive grants of stock options. Directors receive compensation of $10,000 per year, $1,000 per meeting attended and $500 per telephone meeting for services provided as a director. The Company also pays compensation of $1,000 per meeting attended and $500 per telephone meeting for committee participation that is not in connection with a meeting of the Board. The Company does not pay for special assignments of the Board of Directors.

        Non-employee directors are eligible to receive options under the Company's 1999 Directors Option Plan ("Directors Plan"). Each individual who first joins the Company's Board of Directors as a non-employee director after the effective date of the Company's initial public offering will receive at that time an option for 50,000 Company common shares. In addition, at each of the Company's annual shareholders' meetings, beginning in 2001, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 10,000 common shares which will vest one-twelfth per month following the date of grant. However, any non-employee director who receives an option for 50,000 shares under this Directors Plan will first become eligible to receive the annual option for 10,000 shares at the annual meeting that occurs during the calendar year following the year in which he received the option for 50,000 shares. Directors are further eligible for stock option grants in the discretion of the Compensation Committee. Directors' initial grant shares vest monthly over four years from the date of appointment to the Board.

        In July 2001, the Company granted an option to purchase 50,000 shares at an exercise price of $0.89 per share to Mr. Gibson. In September 2001, the Company granted an option to purchase 25,000 shares at an exercise price of $0.79 per share to Dr. Wang and Mr. Gibian. In December 2001, the Company granted 10,000 shares at an exercise price of $0.86 per share to Mr. Gibian, Dr. Sze, and Dr. Wang. In May 2002, the Company granted 50,000 shares at an exercise price of $1.20 per share to Mr. Rosati.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

        The Company is asking the shareholders to approve the creation of one hundred million (100,000,000) additional common shares of par value US$0.001 each, by an amendment to the Bye-laws of the Company to increase the number of authorized common shares from the present one hundred million (100,000,000) to two hundred million (200,000,000) shares.

        These additional authorized shares are required to allow issuance of new shares in the event of a financing transaction, for the stock option and employee stock purchase plans, and for any other transaction. At the present time, the Company has one hundred million (100,000,000) authorized shares, with 68,179,998 shares issued and outstanding as of October 10, 2002, and 21,730,000 shares of common stock reserved for issuance pursuant to the exercise of outstanding options and warrants, or options to be granted in the future, under its stock option and stock purchase plans. Unless the number of authorized shares is increased, there may not be a sufficient number of shares authorized for future issuance for financing, stock option and stock purchase plans, warrants exercise, and potential other transactions.

        Under the proposal, Section 3.1(a)(ii) of the Bye-laws of the Company will be amended to read as follows:

        "3.1 SHARE CAPITAL

    (a)
    The capital of the company shall be divided into such shares with the rights and restrictions contained in these Bye-Laws as follows:

      *    *    *    *

      (ii)
      200,000,000 of Common Shares of a par value of US $0.001, the holders of which shall, subject to the provisions of these Bye-laws:

            (1)
            be entitled to one vote per Common Share;

            (2)
            be entitled to such dividends as the Directors may from time to time declare with respect to such Common Shares;

              (3)
              in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled to an amount equal to the par value per Common Share and thereafter to all the surplus assets attributable to such Common Shares."

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CREATION OF THE ADDITIONAL COMMON SHARES AND THE AMENDMENT TO THE BYE-LAWS TO INCREASE THE AUTHORIZED SHARES AS STATED HEREIN.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

        The Company is asking the shareholders to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

        In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

Executive Officers

        The following table sets forth certain information regarding our executive officers as of September 30, 2002:

Name	Age	Position
Dr. Priscilla M. Lu	50	Chief Executive Officer and Chairman of the Board
Cal R. Hoagland	46	Chief Financial Officer
Robert Nakata	43	Vice President of Worldwide Engineering
William T. Carlin	48	Vice President of Global Sales and Customer Service
Frank Seto	46	Vice President of Operations

        Dr. Priscilla M. Lu founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board since June 1999 and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu holds numerous patents in telecommunications and networking. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

        Cal R. Hoagland has served as our Chief Financial Officer since joining the Company in August 2001. Mr. Hoagland was previously Treasurer at Persistence Software, a caching software company, from March 1999 to June 2001. From July 1998 to March 1999, he was Chief Financial Officer for Phasecom, a cable modem company. Mr. Hoagland was Chief Financial Officer for Accom, a video caching company, from July 1997 to July 1998. Mr. Hoagland was previously Corporate Controller for ADAC Laboratories, a medical imaging equipment company, from April 1995 to

May 1997. Mr. Hoagland was also a former Audit Manager with Coopers & Lybrand, now PricewaterhouseCoopers. He is a member of the Financial Executives Institute and a Certified Public Accountant. Mr. Hoagland holds a B.S. in Business Administration from San Jose State University.

        Robert Nakata has served as our Vice President of Worldwide Engineering since January 2001. From May 1997 to December 2000, Mr. Nakata was Senior Vice President of Engineering and Operations at GWcom, a developer of packet radio networks and handhelds for wireless Internet access. He led the wireless local loop technology development team for AT&T Wireless while Program Director at Radix Technologies from 1995 to 1997. Mr. Nakata also served as a captain in the U.S. Air Force from 1981 to 1988. He earned his B.S. in Electrical Engineering and M.S. in Electrical Engineering and Computer Science from MIT.

        William T. Carlin has served as our Vice President of Global Sales and Customer Service since July 2001. From October 2000 to July 2001, Mr. Carlin was founder and managing director of Terrapin Broadband Inc. From May 1999 to July 2000, Mr. Carlin was Vice President and General Manager of Satellite Products with Adaptive Broadband. From February 1998 to April 1999, Mr. Carlin was Senior Vice President of Sales and Marketing with STM Wireless Inc., and from March 1992 to February 1998 he was Assistant Vice President with Hughes Network Systems International. Mr. Carlin holds a B.A. from Syracuse University and a Masters of International Business Studies (M.I.B.S.) from the University of South Carolina.

        Frank Seto has served as our Vice President of Operations since October 1999. From July 1998 until October 1999, Mr. Seto was Director of Global Operations Finance at Lucent Technologies, a telecommunications equipment company. From August 1986 until July 1998, Mr. Seto was Manufacturing Operations Controller and Divisional Controller at 3Com Corporation, an electronics equipment manufacturer. Mr. Seto holds a B.S. in Business Administration from the University of California, Berkeley and a M.B.A. from Golden Gate University.

STOCK OWNERSHIP

        Set forth below is the number of common shares, the only outstanding voting shares of the Company, beneficially owned as of September 30, 2002 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere is this Proxy Statement (the "Named Officers"), all directors and executive officers of the Company as a group, and each holder of 5% or more of the outstanding Common Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Eastern Communications USA, Inc. (a)	6,000,000	8.80%
UTStarcom, Inc. (b)	5,836,575	8.56%
GBase Communications (c)	4,193,479	6.15%
Priscilla M. Lu (d)(n)	3,696,359	5.42%
William E. Gibson (e)(n)	390,579	*
Frank Seto (f)(n)	219,254	*
Mario Rosati (g)(n)	166,083	*
Thomas Gibian (h)(n)	148,665	*
Nien Dak Sze (i)(n)	66,243	*
William Carlin (j)(n)	16,668	*
Cal Hoagland (k)(n)	16,666	*
Robert Nakata (l)(n)	14,166	*
Andrew Wang (m)(n)	11,042	*
All directors and executive officers of the Company as a group (10 persons, including the foregoing) (n)	5,232,738	7.67%

*
Less than one percent

(a)
Eastern Communications USA, Inc., 6 Jenner Street, Suite 130, Irvine, California 92618, USA.

(b)
UTStarcom, Inc., 1275 Harbor Bay Parkway, Alameda, California 94502, USA.

(c)
GBase Communications, 420 N. Wiget Lane, Walnut Creek, California 94598, USA.

(d)
Includes 172,917 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002 and warrants to purchase 50,000 shares. Includes 2 million shares held by Best Ventures. Includes 80,000 shares held by Douglas Lu-Hill Irrevocable Trust; 80,000 shares held by Olivia Lu-Hill Irrevocable Trust; and 80,000 shares held by Felicity Lu-Hill Irrevocable Trust. Dr. Lu disclaims beneficial ownership of these shares.

(e)
Includes 17,708 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002. Includes 298,210 shares held by Crossroads Venture Capital L.L.C., 6,542 shares held by a trust for Mr. Gibson's grandson, 4,527 shares held by a charitable remainder trust, and 13,771 shares held by Crossroads Venture Investors II L.P. Mr. Gibson disclaims beneficial ownership of these shares.

(f)
Includes 25,208 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(g)
Includes 6,250 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(h)
Includes 46,459 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(i)
Includes 28,750 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(j)
Includes 103,126 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(k)
Includes 98,958 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(l)
Includes 90,833 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(m)
Includes 67,292 shares issuable upon exercise of an option exercisable within 60 days of September 30, 2002.

(n)
Dr. Lu is Chairman and Chief Executive Officer (a Named Officer) and a director of the Company. Messrs. Carlin, Hoagland, Nakata, and Seto are Named Officers of the Company and included in the Summary Compensation Table. Messrs. Gibian, Gibson, Rosati, Sze, and Wang are directors of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common shares ("Section 16 Insider") are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common shares. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions in the common shares and their common shares holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders, except that Nortel Networks Corporation filed a Form 4 reporting a sale of common stock 30 days late, Denny Ko filed Form 4s reporting distributions of common stock 30 days and 31 days late, Priscilla Lu filed a Form 4 reporting a gift of common stock 31 days late, and Robert Czerwinski filed a Form 3 reporting initial stock ownership 15 days late. Form 5 reports were filed 16 days late for each of the following individuals: Priscilla Lu, Ian Sugarbroad, Thomas Hubbs, William Carlin, Cal Hoagland, Frank Seto, Robert Nakata, Andrew Wang, Nien Dak Sze, Thomas Gibian, William Gibson, Denny Ko, Michele Hogan, H. David Jones, Edward Futcher, Arthur Yeung, Robert Czerwinski, Denis Cote and Robin Foor.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

        The following table presents information about compensation paid by the Company in fiscal 2002 for services by the Company's chief executive officer and the Company's four other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000:

Summary Compensation Table

						Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position				Other Annual Compensation($)		Number of Securities Underlying Options (#)
	Year	Salary($)	Bonus($)
Priscilla M. Lu Chairman of the Board & Chief Executive Officer	2002 2001 2000	247,000 277,692 265,289	9,000 6,060 66,098	— — 14,097	(1)	500,000 200,000 —	(2)
Cal R. Hoagland Chief Financial Officer	2002 2001 2000	159,231 N/A N/A	— N/A N/A	— N/A N/A		400,000 N/A N/A
Thomas W. Hubbs Executive Vice President and Chief Financial Officer(5)	2002 2001 2000	41,610 270,048 271,319	— 4,727 118,658	— — —		— 100,000 100,000
William Carlin Vice President, Global Sales and Services	2002 2001 2000	188,462 N/A N/A	— N/A N/A	198,202 N/A N/A	(3)	400,000 N/A N/A
Denis Cote Vice President, Worldwide Sales(6)	2002 2001 2000	26,197 199,270 169,904	— — —	47,000 47,300 101,461	(3) (3) (3)	— 30,000 —
Robert Nakata Vice President, Worldwide Engineering	2002 2001 2000	176,000 207,000 N/A	— 50,000 N/A	65,000 — N/A	(4)	40,000 180,000 N/A
Frank Seto Vice President, Operations	2002 2001 2000	172,480 185,898 124,669	— 19,183 25,000	— — —		25,000 240,000 200,000

(1)
Represents reimbursement for home and childcare expenses for Dr. Lu.

(2)
During fiscal 2000, no options or stock appreciation rights were granted to the Company's chief executive officer.

(3)
Represents sales commissions paid to Messrs. Carlin and Cote.

(4)
Represents amount of forgiven loan converted to taxable income.

(5)
Mr. Hubbs retired as Executive Vice President and Chief Financial Officer in August 2002.

(6)
Mr. Cote resigned as Vice President of Worldwide Sales in August 2002.

Option Grants During Fiscal Year 2002

        The following table sets forth information with respect to stock options granted during fiscal 2002 to the chief executive officer and the other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000. During 2002, options to purchase 5.2 million common shares were granted to employees at a weighted-average exercise price of $0.92.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
		Percent of Total Options Granted in Fiscal Year					Value of Option Grant at the Offering Price
Name			Exercise Price Per Share	Expiration Date	5%	10%
Priscilla M. Lu	500,000	9.6%	$0.9600	04/19/12	$301,869	$764,996	$480,000
Cal R. Hoagland	200,000 100,000 50,000 50,000	3.8% 1.9% 1.0% 1.0%	1.6300 0.9590 0.9600 0.8100	08/06/11 03/22/02 04/29/12 11/28/11	205,020 60,311 30,187 25,470	519,560 152,840 76,499 64,547	326,000 95,900 48,000 40,500
William Carlin	200,000 100,000 50,000 50,000	3.8% 1.9% 1.0% 1.0%	0.9000 0.9590 0.9600 0.8100	07/16/11 03/22/02 04/29/12 11/28/11	113,201 60,311 30,187 25,470	286,874 152,840 76,499 64,547	180,000 95,900 48,000 40,500
Robert Nakata	40,000	0.8%	0.9300	01/09/12	23,395	59,288	37,200
Frank Seto	25,000	0.5%	0.9300	01/09/12	14,622	37,055	23,250

        In accordance with the rules of the SEC, the above shows the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of share price appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future share price. Actual gains, if any, on option exercises will depend on the future performance of our common shares.

Aggregated Option Exercises in Last Fiscal Year, and Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In the Money Options At FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable/Unexercisable		Exercisable/Unexercisable (1)
Priscilla M. Lu	—	—	20,833	479,167	—	—
Cal R. Hoagland	—	—	57,292	342,708	$365	$2,135
William Carlin	—	—	15,625	384,375	$365	$2,135
Robert Nakata	—	—	4,166	35,834	—	—
Frank Seto	—	—	2,604	22,396	—	—

(1)
The amount set forth represents the difference between the fair market value of the underlying common shares as of June 28, 2002 ($0.86) and the exercise price of the option, multiplied by the number of shares underlying the option.

Employment Agreements

        In July 2001, we entered into an employment agreement with William Carlin, our Vice President of Global Sales and Services. The agreement provided for an annual base salary of $200,000 and quarterly commissions upon meeting corporate objectives established by the board of directors. The agreement also provides Mr. Carlin with incentive stock options to purchase an aggregate of 200,000 common shares subject to time-based vesting over a four-year period. The agreement provides that Mr. Carlin is an employee at will, which means that his employment may be terminated at any time at our sole discretion.

        In August 2001, we entered into an employment agreement with Cal R. Hoagland, our Chief Financial Officer. The agreement provided for an annual base salary of $180,000 and bonuses up to 30% of his then annual salary per year, upon meeting corporate objectives established by the board of directors. The agreement also provides Mr. Hoagland with incentive stock options to purchase an aggregate of 200,000 common shares subject to time-based vesting over a four-year period. The agreement provides that Mr. Hoagland is an employee at will, which means that his employment may be terminated at any time at our sole discretion. The agreement also provides that if Mr. Hoagland's duties or position is changed in a detrimental manner towards him upon a sale of our assets or merger with or into another entity, we will owe him severance of six month salary and accelerate the vesting of some of his options.

Employee Benefit Plans

2001 Supplemental Stock Option Plan

        The 2001 Supplemental Stock Option Plan was adopted by the Board of Directors in January 2001. The Plan provides for the grant of non-statutory stock options to employees and consultants, but not to directors and officers of the company. Unless terminated sooner, the Plan will terminate automatically in 2011. There are 4,000,000 shares reserved for issuance under the 2001 Stock Option Plan.

1999 Option Plan

        Our option plan was approved by our board in September 1999 and was approved by the shareholders at the January 2000 annual meeting. Our option plan provides for the grant of incentive options to employees and for the grant of nonstatutory options and share purchase rights to employees, directors and consultants. Unless terminated sooner, this option plan will terminate automatically in 2009. The 1999 option plan initially had 1,827,763 shares available for grant, which were the reserved and unissued shares under the 1994 stock plan. The amount reserved under the option plan automatically increases at the end of each fiscal year by the lesser of 2,000,000 shares or 4.0% of outstanding shares on such date or an amount determined by the board. As of June 30, 2002, 7.7 million shares are reserved for issuance under this stock option plan.

        Commencing with our 2001 annual meeting of shareholders, each of our non-employee directors will automatically be granted an option to purchase 10,000 shares each year following the date of our annual shareholder's meeting, if on such date he or she will have served on the board of directors for at least the previous 6 months. Each option will have a term of 10 years and the exercise price will be 100% of the fair market value per common share on the date of grant. Each option will vest as to one-twelfth of the shares each month following the date of grant, provided the optionee still serves as a director on those dates.

        The option plan provides that in the event that we merge with or into another corporation, sell substantially all of our assets or enter a similar transaction, the successor corporation will assume or substitute each option or right. If the outstanding options or rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or right as to all of the shares subject to the option or right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or right will terminate upon the expiration of the 15-day period.

1999 Employee Share Purchase Plan

        The share purchase plan was adopted by the Board in September 1999 and approved by the shareholders at the January 2000 annual shareholders meeting. The amount of common shares reserved under the employee share purchase plan will be increased automatically at the end of each fiscal year in the amount of the lesser of one percent (1%) of the outstanding shares on such date or an amount determined by the Board. During fiscal year 2002, 700,000 shares were added to the reserve for the share purchases, 200,000 by the former formula increase and 500,000 by vote of the shareholders.

1994 Stock Plan

        We adopted the 1994 Stock Plan in July 1994. This plan provides for the grant of incentive stock options to employees, including employee directors, and non-statutory stock options and stock purchase rights to employees, directors and consultants. We have reserved 10.73 million common shares for issuance under this plan.

        Incentive share options may be granted at not less than 100% of the fair market value per share, and non-statutory share options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of shares of the Company, for which the exercise price must not be less than 110% of the fair market value. Share option plan shares generally vest 25% after one year, with the remainder vesting monthly over the following three years. Additional options granted to existing employees after July 28, 1998 are generally vesting monthly over four years.

        We use the intrinsic value method to account for the 1994 Stock Plan. Accordingly compensation cost has been recognized for its stock options in the accompanying financial statements if, on the date of grant, the current market value of the underlying common shares exceeded the exercise price of the stock options at the date of grant.

        During fiscal 2002, 2001 and 2000, we granted options with a weighted-average exercise price of $0.92, $5.12 and $5.46 respectively, compared to the weighted-average fair value of approximately $0.92, $2.91 and $2.74 for the same respective periods.

        Options generally have 10-year terms. However, options granted to an optionee who, at the time the option is granted, owns shares representing more than 10% of the voting power of all classes of shares of the Company, generally have 5-year terms.

401(k) Plan

        We maintain a 401(k) defined contribution benefit plan that covers all U.S. employees who have attained the age of at least 20.5 years. This plan allows employees to defer up to 20% of their pretax salary in certain investments at the discretion of the employee. In addition, effective July 1, 1999, we amended the Plan to provide for a 100% vested Employer Matching Contribution equal to 10% of the amount a participant elects to defer as an elective contribution to the Plan up to a maximum of $1,000 during a plan year. We had matching contributions to the Plan of $197,000, $115,000 and $48,000 for the years ended June 30, 2002, 2001 and 2000, respectively. In 2002, the $197,000 match includes a one-time discretionary match of $63,000 and a $134,000 match of 10% capped at $1,000 per participant.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Our bylaws provide that we shall indemnify our directors, officers, employees and other agents but not for acts of fraud and dishonesty on the part of indemnified parties. In addition, our bylaws provide that our shareholders agree to waive any claims or right of actions the shareholders may have against any of our directors or executive officers on account of any action taken by the directors or executive officers in their capacity for us. This waiver does not apply to claims arising under the U.S. federal securities laws. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws expressly permit indemnification.

        We have entered into agreements indemnifying our directors and executive officers, in addition to the indemnification provided for in our by-laws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person's services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where:

  •
  the claim is brought by the indemnified party;

  •
  the indemnified party has not acted in good faith;

  •
  the claim arises under section 16(b) of the Securities Exchange act; or

  •
  the indemnified party has engaged in acts, omissions or transactions for which the indemnified party is prohibited from receiving indemnification under the agreement or applicable law.

        We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the SEC that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

        At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, other than a securities class action, Middleton v. interWAVE Communications International, Ltd., et al., Case No. 01 CV 10598, which is coordinated with In re Initial Public Offering Securities Litigation, Civil Action No. 21-MC-92, and which is described at page 87 of the Company's Annual Report on Form 10-K filed September 30, 2002. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended June 30, 2002. The Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

        Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of our Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our shareholders.

        The summary below describes in more detail the factors, which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

        The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

        Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

LONG-TERM INCENTIVE COMPENSATION

        We have utilized our share option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of share options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our shareholders. Factors considered in making such awards include the individual's position with us, his or her performance and responsibilities, and internal comparability considerations.

        Each option grant allows the executive officer to acquire common shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Dr. Prisicilla M. Lu has served as our chairman and chief executive officer since our inception in 1994, and she served as our president from 1994 to 1999. As of September 30, 2002, her annual base salary was $247,000. During fiscal year 2002, Dr. Lu earned aggregate cash bonuses of $9,000 as a result of her patent filings.

        The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Dr. Lu's salary and targeted cash bonus. Significant factors in establishing Dr. Lu's compensation were the amount of her current share ownership, changes in the compensation for similarly situated chief executives, achievement of revenue targets and customer contracts, our growth as we prepared for our initial public offering, and successful completion of the initial public offering.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by us to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under our 1994 and 1999 Option Plans to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to executive officers that may not be deductible.

Submitted by the Compensation Committee:

Nien Dak Sze
Andrew C. Wang

AUDIT COMMITTEE REPORT

        The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Thomas R. Gibian, William Gibson and Andrew C. Wang, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. Among its other functions, the Audit Committee recommends to the board of directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Audit Committee charter adopted by the Company's Board of Directors is attached in Appendix A.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61.

        The Company's independent auditors also provided to the Audit Committee the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining the firm's independence.

        Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Thomas R. Gibian
William E. Gibson
Andrew C. Wang

Fees Billed For Services Rendered By Principal Accountant

        For the fiscal year ended June 30, 2002, KPMG LLP, our previous years' independent auditor and principal accountant, billed the approximate fees set forth below:

Audit Fees		$509,000
Financial Information Systems Design and Implementation Fees	$	None
All Other Fees		$206,000

Compensation Committee Interlocks and Insider Participation

        None of the members of the compensation committee is currently, or has been at any time since our formation, one of our officers or employees. During the fiscal year ended June 30, 2002, no executive officer of our company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

SHARE PERFORMANCE GRAPH

        The graph set forth below compares the cumulative total shareholder return on the Company's common stock between January 28, 2000 and June 30, 2002 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Telecommunications Index over the same period. This graph assumes the investment of $100.00 on January 28, 2000, in the Company's common shares, the Nasdaq Stock Market-U.S. Index and the H&Q Internet Index and assumes the reinvestment of dividends, if any.

        The comparisons shown in the graph below are based upon historical data. The Company cautions that the price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common shares.

        Comparison of Cumulative Total Return Among interWAVE Communications International, Ltd., the Nasdaq Stock Market-U.S. Index and the Nasdaq Telecommunications Index.

COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
AMONG INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

      *$100 INVESTED ON 1/28/00 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING JUNE 30.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since July 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, any nominee for election as director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

        Options to Purchase Common Shares.    In September 1999, we granted an option to purchase 200,000 common shares to Frank Seto, our Vice President of Operations, at an exercise price of $1.50 per share. Mr. Seto exercised his 200,000 share option in January 2000, subject to a repurchase option to us in the event his employment terminates prior to vesting of his shares as contemplated by his stock option.

        We loaned Dr. Lu $132,000 in August 1999 so that she could exercise her expiring option holdings. The options were exercised for 400,000 of our common shares at an exercise price of $0.33 per share. In exchange for the loan, Dr. Lu entered into a promissory note with us in which she agreed to repay the loan on or before August 26, 2004. The note accrues interest at 7.05% and may be prepaid without penalty.

        Executive Search and Recruiting Fees to a Company Owned by the Spouse of a Director.    From August 2001 to April 2002, we paid $84,132 to Storm & Company an executive search firm owned by Danelle Storm Rosati, for executive search and recruiting fees. On May 1, 2002 Mario Rosati joined our Board of Directors. Mr. Rosati is the husband of Danelle Storm Rosati.

        Legal Counsel.    Mario Rosati, a member of our Board of Directors, is a member of Wilson Sonsini Goodrich & Rosati. During Fiscal Year 2002 we employed Wilson Sonsini Goodrich & Rosati as our legal counsel.

        Loans to Executive Officers.    In February 2001 our Board of Directors approved a loan of $800,000 to Frank Seto, our Vice President of Operations, secured by 200,000 shares of our common stock. The note bears interest at 6% and is due in February 2011. For each year in which the NASDAQ closing price of interWAVE common stock never exceeds $4 per share during an open trading window, ten percent (10%) of the original principal amount shall be forgiven, the entire accrued interest for that year shall be forgiven, and ten percent (10%) of the original collateral of common stock shall be transferred to interWAVE. Interest shall accrue on the remaining principal. The balance of the note shall be adjusted by January 15th of each year for any forgiveness of principal and interest during the preceding year. On the acquisition of interWAVE, if the consideration is less than $4 per share, this note must either be assumed by the buyer with the same terms of forgiveness continuing, or the note shall be forgiven in part, to the extent of the spread between the actual price per share paid for the acquisition and $4 per share.

        If interWAVE is declared bankrupt, or ceases to do business, the remaining balance of this note is forgiven. In the event that the Borrower's employment with interWAVE is terminated prior to vesting of the shares of the collateral which are subject to interWAVE's repurchase option, the unvested share portion shall be offset against the outstanding balance of the note at a price of $4 per share, and the vested share portion of the note shall continue post-termination. In the event that the Borrower's employment with interWAVE is terminated after the vesting of all of the shares of the collateral, the note shall remain in effect.

        In March 2001, our Board of Directors approved a loan of $65,000 to Robert Nakata, our Vice President of Worldwide Engineering. This loan carried 0% interest to be repaid by three installments. In March 2002, this loan was forgiven and was converted to taxable income for Mr. Nakata.

        The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Company's by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Bermuda law, including in circumstances in which indemnification is otherwise discretionary under Bermuda law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Pursuant to Rule 14a-4(c) of the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company at its offices of its subsidiary interWAVE Communications, Inc., at 312 Constitution Drive, Menlo Park, California 94025, Attn: General Counsel, not later than July 1, 2003 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

OTHER MATTERS

        The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

        The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002. Requests should be sent to interWAVE Communications Inc., 312 Constitution Drive, Menlo Park, CA 94025, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Priscilla M. Lu, Ph.D. Chairman of the Board and Chief Executive Officer

Menlo Park, California
October 28, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

INTERWAVE COMMUNICATIONS INTERNATIONAL LIMITED

(Nasdaq-Listed Company)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of interWAVE Communications International Limited (the "Company") shall be to:

•
Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•
Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

•
Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

•
Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

•
Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  •
  Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

  •
  Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  •
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

  •
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve (i) the hiring and firing of the independent auditors; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, as may be permissible, with the independent auditors;

  •
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

  •
  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  •
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  •
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;

  •
  Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers;

  •
  Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

  •
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  •
  Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

  •
  Reviewing the Company's compliance with employee benefit plans;

  •
  Overseeing and reviewing the Company's policies regarding information technology and management information systems;

  •
  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

  •
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

  •
  Reviewing and approving in advance any proposed related party transactions;

  •
  Reviewing its own charter, structure, processes and membership requirements;

  •
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

  •
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company and the Principal Accounting Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

interWAVE COMMUNICATIONS INTERNATIONAL, LTD. Clarendon House, 2 Church Street Hamilton, HMDX, Bermuda	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 6, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Dr. Priscilla Lu and Cal R. Hoagland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

See reverse for voting instructions.

v Please detach here v

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Class III directors to serve until the annual meeting in 2005:	01 Dr. Priscilla M. Lu 02 Mario Rosati	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the increase in the authorized capital of the Company by the creation of one hundred million (100,000,000) additional common shares of par value US$0.001 each and to approve consequential amendments to the Bye-laws of the Company increasing the authorized shares;	/ /	For	/ /	Against	/ /	Abstain
3.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.	/ /	For	/ /	Against	/ /	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /	Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held December 6, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
SHARE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
  APPENDIX A
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTERWAVE COMMUNICATIONS INTERNATIONAL LIMITED (Nasdaq-Listed Company)